Core Alternative Capital, LLC

Core Alternative Capital, LLC

Code of Ethics

ADOPTED: May 1, 2019 AMENDED:

Core Alternative Capital, LLC

Core Alternative Capital, LLC

Statement of General Policy
This Code of Ethics (“Code”) has been adopted by Core Alternative Capital, LLC (“CAC”) and is designed to comply with Rule 204A-1 under the Investment Advisers Act of 1940 (“Advisers Act”). This Code establishes rules of conduct for all employees of CAC and is designed to, among other things; govern personal securities trading activities in the accounts of employees, immediate family/household accounts and accounts in which an employee has a beneficial interest. The Code is based upon the principle that CAC and its employees owe a fiduciary duty to CAC's clients to conduct their affairs, including their personal securities transactions, in such a manner as to avoid (i) serving their own personal interests ahead of clients, (ii) taking inappropriate advantage of their position with the firm and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility.

The Code is designed to ensure the high ethical standards maintained by CAC continue to be applied. The purpose of the Code is to preclude activities which may lead to or give the appearance of conflicts of interest, insider trading and other forms of prohibited or unethical business conduct. The excellent name and reputation of our firm continues to be a direct reflection of the conduct of each employee.

Pursuant to Section 206 of the Advisers Act, CAC and its employees are prohibited from engaging in fraudulent, deceptive or manipulative conduct. Compliance with this section involves more than acting with honesty and good faith. It means CAC has an affirmative duty of utmost good faith to act solely in the best interest of its clients. CAC and its employees are subject to the following specific fiduciary obligations when dealing with clients:

1)	The duty to have a reasonable, independent basis for the investment advice provided;

2)	The duty to obtain best execution for a client’s transactions where the firm is in a position to direct brokerage transactions for the client;

3)	The duty to ensure that investment advice is suitable to meeting the client’s individual objectives, needs and circumstances; and

4)	A duty to be loyal to clients.

In meeting its fiduciary responsibilities to its clients, CAC expects every employee to demonstrate the highest standards of ethical conduct for continued employment. Strict compliance with the provisions of the Code shall be considered a basic condition of employment with CAC. CAC’s reputation for fair and honest dealing with its clients has taken considerable time to build. This standing could be seriously damaged as the result of even a single securities transaction being considered questionable in light of the fiduciary duty owed to our clients. Employees are urged to seek the advice of the CCO for any questions about the Code or the application of the Code to their individual circumstances. Employees should understand that a material breach of the provisions of the Code may constitute grounds for disciplinary action, including termination of employment.

The provisions of the Code are not all-inclusive. They are intended as a guide for employees of CAC in their conduct. In those situations where an employee may be uncertain as to the intent or purpose of the Code, he/she is advised to consult with the CCO. The CCO may grant exceptions to certain provisions contained in the Code only in those situations when it is clear beyond dispute that the interests of our clients will not be adversely affected or compromised. All questions arising in connection with personal securities trading should be resolved in favor of the client even at the expense of the interests of employees.
Definitions
For the purposes of this Code, the following definitions shall apply:

“Access person” means any supervised person who has access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any reportable fund our firm or has access to such recommendations; or is involved in making securities recommendations to clients that are nonpublic.

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“Account” means accounts of any employee and includes accounts of the employee’s immediate family members (any relative by blood or marriage living in the employee’s household), and any account in which he or she has a direct or indirect beneficial interest, such as trusts and custodial accounts or other accounts in which the employee has a beneficial interest, controls or exercises investment discretion.

“Beneficial ownership” shall be interpreted in the same manner as it would be under Rule 16a- 1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person is the beneficial owner of a security for purposes of Section 16 of such Act and the rules and regulations there under.

“Fund” means an investment company registered under the Investment Company Act.

“Reportable fund” means any registered investment company, i.e., mutual fund, for which our firm, or a control affiliate, acts as investment adviser, as defined in section 2(a) (20) of the Investment Company Act, or principal underwriter.

“Reportable security” means any security as defined in Section 202(a)(18) of the Advisers Act, except that it does not include: (i) Transactions and holdings in direct obligations of the Government of the United States; (ii) Bankers’ acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements; (iii) Shares issued by money market funds; (iv) Transactions and holdings in shares of other types of open-end registered mutual funds, unless CAC or a control affiliate acts as the investment adviser or principal underwriter for the fund; and (v) Transactions in units of a unit investment trust if the unit investment trust is invested exclusively in mutual funds, unless CAC or a control affiliate acts as the investment adviser or principal underwriter for the fund.

“Supervised person” means directors, officers and partners of CAC (or other persons occupying a similar status or performing similar functions); employees of CAC; and any other person who provides advice on behalf of CAC and is subject to CAC’s supervision and control.
Standards of Business Conduct

CAC places the highest priority on maintaining its reputation for integrity and professionalism. The confidence and trust placed in our firm and its employees by our clients is something we value and endeavor to protect. The following Standards of Business Conduct set forth policies and procedures to achieve these goals. This Code is intended to comply with the various provisions of the Advisers Act and requires all supervised persons comply with the various applicable provisions of the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and applicable rules and regulations adopted by the Securities and Exchange Commission (“SEC”).
Section 204A of the Advisers Act requires the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material, nonpublic information by investment advisers. Such policies and procedures are contained in this Code. The Code also contains policies and procedures with respect to personal securities transactions of all CAC’s supervised persons as defined herein. These procedures cover transactions in a reportable security in which a supervised person has a beneficial interest in or accounts over which the supervised person exercises control as well as transactions by members of the supervised person’s immediate family.

Section 206 of the Advisers Act makes it unlawful for CAC or its agents or employees to employ any device, scheme or artifice to defraud any client or prospective client, or to engage in fraudulent, deceptive or manipulative practices. This Code contains provisions that prohibit these and other enumerated activities and that are reasonably designed to detect and prevent violations of the Code, the Advisers Act and rules there under.

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Prohibition Against Insider Trading
Introduction
Trading securities while in possession of material, nonpublic information, or improperly communicating that information to others may expose supervised persons and CAC to stringent penalties. Criminal sanctions may include fines and/or imprisonment. The SEC can recover the profits gained or losses avoided through the illegal trading, impose a penalty of up to three times the illicit windfall, and/or issue an order permanently barring you from the securities industry. Supervised persons and CAC may be sued by investors seeking to recover damages for insider trading violations.

The rules contained in this Code apply to securities trading and information handling by supervised persons of CAC and their immediate family members. The law of insider trading is unsettled and continuously developing. An individual legitimately may be uncertain about the application of the rules contained in this Code in a particular circumstance. Often, a single question can avoid disciplinary action or complex legal problems. Notify the CCO immediately if you have any reason to believe a violation of this Code has or is about to occur.

General Policy
No supervised person may trade, either personally or on behalf of others, while in the possession of material, nonpublic information, nor may any personnel of CAC communicate material, nonpublic information to others in violation of the law.

1.	What is Material Information?

Information is material where there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this includes any information the disclosure of which will have a substantial effect on the price of a company’s securities. No simple test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. For this reason, you should direct any questions about whether information is material to the CCO.

Material information often relates to a company’s results and operations, including dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments. Material information also may relate to the market for a company’s securities. Information about a significant order to purchase or sell securities may, in some contexts, be material. Prepublication information regarding reports in the financial press also may be material. The SEC’s position is that the term ‘material nonpublic information’ relates not only to issuers but also to CAC’s securities recommendations and client securities holdings and transactions.

2.	What is Nonpublic Information?

Information is ‘public’ when it has been disseminated broadly to investors in the marketplace. For example, information is public after it has become available to the general public through the Internet, a public filing with the SEC or some other government agency, The Wall Street Journal or some other publication of general circulation and after sufficient time has passed so that the information has been disseminated widely.

3.	Identifying Inside Information

Before executing any trade for yourself or others, you must determine whether you have access to material, nonpublic information. If you think that you might have access to material, nonpublic information, you should take the following steps:

1)	Report the information and proposed trade immediately to the CCO.

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2)	Do not purchase or sell the securities on behalf of yourself or others, including investment funds or private accounts managed by the firm.

3)	Do not communicate the information inside or outside the firm, other than to the CCO.

4)	After the CCO has reviewed the issue, the firm will determine whether the information is material and nonpublic and, if so, what action the firm will take.

You should consult with the CCO before taking any action. This high degree of caution will protect you, our clients, and the firm.

4.	Contacts with Public Companies

Contacts with public companies may represent an important part of our research efforts. The firm may make investment decisions on the basis of conclusions formed through such contacts and analysis of publicly available information. Difficult legal issues arise when, in the course of these contacts, a supervised person of CAC or other person subject to this Code becomes aware of material, nonpublic information. This could happen, for example, if a company’s Chief Financial Officer prematurely discloses quarterly results to an analyst, or an investor relations representative makes selective disclosure of adverse news to a handful of investors. In such situations, CAC must make a judgment as to its further conduct. To protect yourself, your clients and the firm, you should contact the CCO immediately if you believe you may have received material, nonpublic information.

5.	Tender Offers

Tender offers represent a particular concern in the law of insider trading for two reasons: First, tender offer activity often produces extraordinary gyrations in the price of the target company’s securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and ‘tipping’ while in the possession of material, nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Supervised persons of CAC and others subject to this Code should exercise extreme caution any time they become aware of nonpublic information relating to a tender offer.
Personal Securities Transactions

General Policy
CAC has adopted the following principles governing personal investment activities by CAC’s supervised persons:

1)	The interests of client accounts will at all times be placed first;

2)	All personal securities transactions will be conducted in such manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility; and

3)	Supervised persons must not take inappropriate advantage of their positions.

Pre-Clearance Required for Initial Public Offerings
As a matter of policy, no supervised person shall acquire any beneficial ownership in any securities in an Initial Public Offering for his/her account without pre-clearance from the CCO.

Pre-Clearance Required for Private or Limited Offerings
No supervised person shall acquire beneficial ownership of any securities in a limited offering or private placement without the prior written approval of the CCO who has been provided with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the supervised person’s activities on behalf of a client) and, if approved, will be subject to continuous monitoring for possible future conflicts.

Pre-Clearance of Trades in Personal Accounts
Purcell encourages employees who are financially able to invest in the Core Alternative Fund and individual securities. If the personal trading account has been approved for trading the following procedures are required. Pre-Clearance

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must be obtained in writing from the CCO or the designee for all Core Alternative Fund trades and any trades in securities on the restricted list. The CCO monitors all transactions by all access persons to ascertain any pattern of conduct which may evidence conflicts or potential conflicts with the principles and objectives of this Code, including a pattern of front-running. Advance trade clearance in no way waives or absolves any Supervised Person of the obligation to abide by the provisions, principles and objectives of this Code.

Transaction Reporting Requirements. It is the policy of the firm that all employees must file initial and annual holdings reports and quarterly transaction reports with respect to all reportable securities with respect to which they have or acquire any “Beneficial Interest”. Beneficial Interest includes direct or indirect control or power to make investment decisions and is presumed to cover accounts of immediate family members who share your household. (All such accounts are referred to as “Employee Accounts”) Beneficial Interest may also include accounts of others who share the same household as you, anyone to whose support you materially contribute to and other accounts over which you exercise a controlling influence.

CAC’s transaction reporting requirements do not apply if the employee account is a blind trust or discretionary account, in which a third-party investment advisor:

1)	makes all of the investment decisions for the trust or account;

2)	receives no input from the employee concerning such decisions;

3)	does not discuss with the employee any prospective investments; or

4)	does not receive any information from the employee concerning prospective client investments.
However, the employee must provide the Chief Compliance Officer with written documentation showing:

1)	the title of the account;

2)	the place of custody; and

3)	the name and affiliation of the third-party investment advisor that has been granted investment discretion over the account.

The employee must also provide written documentation certifying that information regarding CAC’s client investments will not be shared with the third-party investment advisor. In addition, the employee must agree to immediately notify the CCO of any changes.

Short-Term Trading. Short-term trading in securities of issuers in which an employee is an officer, director or the owner of 10% or more of a class of equity securities is prohibited by law. Although other short-term trading activity is not strictly prohibited, as a matter of policy, the firm strongly discourages short-term trading by employees.
Gifts and Entertainment
Giving, receiving or soliciting gifts in a business setting may create an appearance of impropriety or may raise a potential conflict of interest. CAC’s policy with respect to gifts and entertainment is as follows:

1)	Giving, receiving or soliciting gifts in a business may give rise to an appearance of impropriety or may raise a potential conflict of interest;

2)
Supervised persons should not accept or provide any gifts or favors that might influence the decisions you or the recipient must make in business transactions involving CAC, or that others might reasonably believe would influence those decisions;

3)
Modest gifts and favors, which would not be regarded by others as improper, may be accepted or given on an occasional basis. Entertainment that satisfies these requirements and conforms to generally accepted business practices also is permissible;

4)	Where there is a law or rule that applies to the conduct of a particular business or the acceptance of gifts of even nominal value, the law or rule must be followed.
Pay to Play Political Contributions
The SEC has stated that investment advisers who seek to influence the award by public entities of advisory contracts by making political contributions to public officials have compromised their fiduciary duty to such entities. Therefore, the firm will not make any political contributions, regardless if the official is a US person or if the person is in the United States.

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Client Complaints
Employees may not make payments or other account adjustments to Clients in order to resolve any type of complaint. All matters must be handled by the CCO.
ERISA Considerations

ERISA prohibits the acceptance of fees, kickbacks, gifts, loans, money, and anything of value that is given with the intent of influencing decision-making with respect to any employee benefit plan. The acceptance or offering of gifts, entertainment or other items may be viewed as influencing decision-making and therefore unlawful under ERISA. In addition, many public employee benefit plans are subject to similar restrictions. Employees should never offer gifts, entertainment, or other favors for the purpose of influencing an ERISA Client or any prospective Client during any decision-making process. Similarly, employees should not accept gifts, entertainment, or other favors offered by others who wish to do business with the firm or its Clients.

Reporting Requirements

1)
Any supervised person who accepts, directly or indirectly, anything of value from any person or entity that does business with or on behalf of CAC, including gifts and gratuities with value in excess of $100 per year must obtain consent from the CCO before accepting such gift.

2)
This reporting requirement does not apply to bona fide dining or bona fide entertainment if, during such dining or entertainment, you are accompanied by the person or representative of the entity that does business with CAC.

3)
This gift reporting requirement is for the purpose of helping CAC monitor the activities of its employees. However, the reporting of a gift does not relieve any supervised person from the obligations and policies set forth in this Section or anywhere else in this Code. If you have any questions or concerns about the appropriateness of any gift, please consult the CCO.

Protecting the Confidentiality of Client Information

Confidential Client Information
In the course of investment advisory activities of CAC, the firm gains access to non-public information about its clients. Such information may include a person's status as a client, personal financial and account information, allocation of assets in a client portfolio, the composition of investments in any client portfolio, information relating to services performed for or transactions entered into on behalf of clients, advice provided by CAC to clients, and data or analyses derived from such non-public personal information (collectively referred to as 'Confidential Client Information'). All Confidential Client Information, whether relating to CAC’s current or former clients, is subject to the Code's policies and procedures. Any doubts about the confidentiality of information must be resolved in favor of confidentiality.

Non-Disclosure Of Confidential Client Information
All information regarding CAC’s clients is confidential. Information may only be disclosed when the disclosure is consistent with the firm's policy and the client's direction. CAC does not share Confidential Client Information with third parties, except in the following circumstances:

1)
As necessary to provide service that the client requested or authorized, or to maintain and service the client's account. CAC will require any financial intermediary, agent or other service provider utilized by CAC (such as broker-dealers) comply with substantially similar standards for non-disclosure and protection of Confidential Client Information and use the information provided by CAC only for the performance of the specific service requested by CAC;

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2)
As required by regulatory authorities or law enforcement officials who have jurisdiction over CAC, or as otherwise required by any applicable law. In the event CAC is compelled to disclose Confidential Client Information, the firm shall provide prompt notice to clients affected, so the clients may seek a protective order or other appropriate remedy. If no protective order or other appropriate remedy is obtained, CAC shall disclose only such information, and only in such detail, as is legally required;

3)	To the extent reasonably necessary to prevent fraud, unauthorized transactions or liability.
Employee Responsibilities
All supervised persons are prohibited, either during or after the termination of their employment with CAC, from disclosing Confidential Client Information to any person or entity outside the firm, including family members, except under the circumstances described above. A supervised person is permitted to disclose Confidential Client Information only to such other supervised persons who need to have access to such information to deliver the CAC’s services to the client. Supervised persons are prohibited from making unauthorized copies of documents or files containing Confidential Client Information and, upon termination of their employment with the firm, must return all such documents to CAC.

Any supervised person who violates the non-disclosure policy described above will be subject to disciplinary action, including possible termination, whether or not he or she benefited from the disclosed information.

Security Of Confidential Personal Information
CAC enforces the following policies and procedures to protect the security of Confidential Client Information:

1)	The firm restricts access to Confidential Client Information to those supervised persons who need to know such information to provide CAC’s services to clients;

2)
Any supervised person authorized to have access to Confidential Client Information in connection with the performance of such person's duties and responsibilities is required to keep such information in a secure compartment, file or receptacle on a daily basis as of the close of each business day;

3)	All electronic or computer files containing any Confidential Client Information shall be password secured from access by unauthorized persons;

4)
Any conversations involving Confidential Client Information, if appropriate at all, must be conducted by supervised persons in private, and care must be taken to avoid any unauthorized persons overhearing or intercepting such conversations.

Privacy Policy
As a registered investment adviser, CAC and all supervised persons, must comply with SEC Regulation S-P, which requires investment advisers to adopt policies and procedures to protect the 'nonpublic personal information' of natural person clients. 'Nonpublic information,' under Regulation S-P, includes personally identifiable financial information and any list, description, or grouping that is derived from personally identifiable financial information. Personally identifiable financial information is defined to include information supplied by individual clients, information resulting from transactions, any information obtained in providing products or services. Pursuant to Regulation S-P CAC has adopted policies and procedures to safeguard the information of natural person clients.

Enforcement and Review of Confidentiality and Privacy Policies
The CCO is responsible for reviewing, maintaining and enforcing CAC's confidentiality and privacy policies and is responsible for conducting appropriate employee training to ensure adherence to these policies. Exceptions to this policy require the written approval of the CCO.
Outside Business Activities
General Policy
Our fiduciary duties to Clients dictate that the firm and its employees devote their professional attention to Client interests above their own and those of other organizations. Accordingly, employees may not engage in any of the following outside business activities without prior written consent of the CCO:

1)	Be engaged in any other business;

2)	Be employed or compensated by any other person for business-related activities;

3)	Serve as an employee of another organization;

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4)	Serve as general partner, managing member or in similar capacity with limited or general partnerships, limited liability companies (LLCs) or private funds;

5)
Engage in personal investment transactions to an extent that it diverts an employee’s attention from or impairs the performance of his or her duties in relation to the business of the firm and its Clients;

6)
Have any direct or indirect financial interest or investment in any dealer, broker or other current or prospective supplier of goods or services to the firm from which the employee might benefit or appear to benefit materially; or

7)	Serve on the board of directors (or in any similar capacity) of another company.

Authorization for board service will normally require the firm not hold or purchase any securities of the company on whose board the employee/director sits. Before undertaking any of the activities listed above, the employee must obtain written approval from the CCO. This written approval will remain on file for the duration of CAC’s existence.

Compliance Procedures Pre-clearance
All employees involved in outside business activities shall complete a form and submit to the CCO for approval.
Reporting Requirements
Every supervised person shall provide initial and annual holdings reports and quarterly transaction reports to the CCO which must contain the information described below:

1.	Initial Holdings Report
Every supervised person shall, no later than ten (10) days after the person becomes a supervised person, file an initial holdings report containing the following information:

(i)
The title and exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount (if applicable) of each reportable security in which the supervised person had any direct or indirect beneficial interest ownership when the person becomes a supervised person;

(ii)
The name of any broker, dealer or bank, account name, number and location with whom the supervised person maintained an account in which any securities were held for the direct or indirect benefit of the supervised person; and

(iii)	The date that the report is submitted by the supervised person.

The information submitted must be current as of a date no more than forty-five (45) days before the person became a supervised person.

2.	Annual Holdings Report
Every supervised person shall, no later than January 31 each year, file an annual holdings report containing the same information required in the initial holdings report as described above. The information submitted must be current as of a date no more than forty-five (45) days before the annual report is submitted.

3.	Quarterly Transaction Reports
Every supervised person must, no later than thirty (30) days after the end of each calendar quarter, file a quarterly transaction report containing the following information. With respect to any transaction during the quarter in a reportable security in which the supervised persons had any direct or indirect beneficial ownership:

(i)
The date of the transaction, the title and exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount (if applicable) of each covered security;

(ii)	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(iii)	The price of the reportable security at which the transaction was effected;

(iv)	The name of the broker, dealer or bank with or through whom the transaction was effected; and

(v)	The date the report is submitted by the supervised person.

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4.	Exempt Transactions
A supervised person need not submit a report with respect to:

(i)	Transactions effected for, securities held in, any account over which the person has no direct or indirect influence or control;

(ii)	Transactions effected pursuant to an automatic investment plan, e.g. a dividend retirement plan;

(iii)
A quarterly transaction report if the report would duplicate information contained in securities transaction confirmations or brokerage account statements that CAC holds in its records so long as the firm receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter;

(iv)	Any transaction or holding report if CAC has only one supervised person, so long as the firm maintains records of the information otherwise required to be reported.

5.	Monitoring and Review of Personal Securities Transactions
The CCO, or a designee, will monitor and review all reports required under the Code for compliance with CAC’s policies regarding personal securities transactions and applicable SEC rules and regulations. The CCO may also initiate inquiries of supervised persons regarding personal securities trading. Supervised persons are required to cooperate with such inquiries and any monitoring or review procedures employed CAC. Any transactions for any accounts of the CCO will be reviewed and approved by a designated supervisory person. The CCO shall at least annually identify all supervised persons who are required to file reports pursuant to the Code and will inform such supervised persons of their reporting obligations.
Certification
Initial Certification
All supervised persons will be provided with a copy of the Code and must initially certify in writing to the CCO that they have: (i) received a copy of the Code; (ii) read and understand all provisions of the Code; (iii) agreed to abide by the Code; and (iv) reported all account holdings as required by the Code.

Acknowledgement of Amendments
All supervised persons shall receive any amendments to the Code and must certify to the CCO in writing that they have: (i) received a copy of the amendment; (ii) read and understood the amendment; (iii) and agreed to abide by the Code as amended.

Annual Certification
All supervised persons must annually certify in writing to the CCO that they have: (i) read and understood all provisions of the Code; (ii) complied with all requirements of the Code; and (iii) submitted all holdings and transaction reports as required by the Code.

Further Information
Supervised persons should contact the CCO regarding any inquiries pertaining to the Code or the policies established herein.

Records
The CCO shall maintain and cause to be maintained in a readily accessible place the following:

1)	A copy of any Code of Ethics adopted by the firm pursuant to Advisers Act Rule 204A-1 which is or has been in effect during the past five years;

2)	A record of any violation of CAC’s Code and action taken as a result of such violation for a period of 5 years from the end of the fiscal year in which the violation occurred;

3)
A record of all written acknowledgements of receipt of the Code and amendments thereto for each person who is currently, or within the past five years was, a supervised person which shall be retained for five years after the individual ceases to be a supervised person of CAC;

4)	A copy of each report made pursuant to Advisers Act Rule 204A-1, including any brokerage confirmations and account statements made in lieu of these reports;

5)	A list of all persons who are, or within the preceding 5 years have been, access persons;

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6)
A record of any decision and reasons supporting such decision to approve a supervised persons' acquisition of securities in IPOs and limited offerings within the past five years after the end of the fiscal year in which such approval is granted.

Reporting Violations and Sanctions
All supervised persons shall promptly report to the CCO or a designee all apparent violations of the Code. Any retaliation for the reporting of a violation under this Code will constitute a violation of the Code. The CCO shall promptly report to senior management all apparent material violations of the Code. When the CCO finds that a violation otherwise reportable to senior management could not be reasonably found to have resulted in a fraud, deceit, or a manipulative practice in violation of Section 206 of the Advisers Act, he or she may, in his or her discretion, submit a written memorandum of such finding and the reasons therefore to a reporting file created for this purpose in lieu of reporting the matter to senior management.

Senior management shall consider reports made to it hereunder and shall determine whether or not the Code has been violated and what sanctions, if any, should be imposed. Possible sanctions may include reprimands, monetary fine or assessment, or suspension or termination of the employee’s employment with the firm.

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Acknowledgement of Receipt and Certification

I,     , acknowledge that I have received and read the Code of Ethics of Core Alternative Capital, LLC.

Signature         Date

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INITIAL HOLDINGS REPORT

NOTE: All Supervised Persons must complete, sign and return this form within 10 days of their employment and the information contained in this report must be as of a date not more than 45 days prior to the date it is submitted to the Compliance Officer. You must complete and file this report even if you have NO reportable holdings.
Employee:

Title of Investment (include Ticker Symbol or CUSIP)	Number of Shares or Par Value	Approximate Unit/Share Price	Beneficial Ownership (Direct/Indirect)	Brokerage or Other Account Where Held

NOTE: It is acceptable to simply attach brokerage statements containing the relevant information.
I certify that I have listed above, or attached brokerage statements listing all Beneficial Interests in any reportable Security (whether direct or indirect) as of a date not more than 45 days prior to the date indicated below.

Signature         Date

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ANNUAL HOLDINGS REPORT

NOTE: All Supervised Persons must complete, sign and return this form by February 14 of each year, and the information contained in this report must be as of a date not more than 45 days prior to the date it is submitted to the Compliance Officer. You must complete and file this report even if you have NO reportable holdings.

Employee:

Title of Investment (include Ticker Symbol or CUSIP)	Number of Shares or Par Value	Approximate Unit/Share Price	Beneficial Ownership (Direct/Indirect)	Brokerage or Other Account Where Held

NOTE: It is acceptable to simply attach brokerage statements containing the relevant information.
I certify that I have listed above, or attached brokerage statements listing all Beneficial Interests in any reportable Security (whether direct or indirect) as of a date not more than 45 days prior to the date indicated below.

Signature         Date

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SECURITY PURCHASE PRE-CLEARANCE

Employee:

Date:

Proposed Date of Transaction:

Title of Investment and Ticker:

Number/Approximate Value of Shares Proposed to be Acquired:

Relationship (if any) to the Issuer:

I certify that I have no Material Non-Public Information concerning this transaction and that, to the best of my knowledge, the purchase of this security is not under consideration for any account managed by Core Alternative Capital, LLC.

Signature     Date

Authorization of Compliance Officer:

     Date

Compliance Officer

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LIMITED OFFERING REPORT

If you have investments not held at a brokerage firm, e.g., participation in memberships, private placements, joint ventures, etc. or are an owner, director, officer or partner of an organization unaffiliated with the firm, please disclose this information in the space below (the value of your investment(s) need not be disclosed):

This information will be kept confidential and will only be reviewed by the firm’s Compliance Officer and upon request by a regulatory agency such as the Securities and Exchange Commission.

Signature     Date of Hire

Print Name         Date of Report

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PRE-CLEARANCE FORM POLITICAL CONTRIBUTIONS
Name:

Person making contribution (if other than you):

Proposed contribution amount: $

Recipient’s Name:

Jurisdiction:

Federal    State    Local    Foreign Please specify:
Government office/position currently held by Recipient, if any:

Government office/position for which Recipient is a candidate, if any:

Have any previous contributions been made to the same Recipient in the same election?

If so, list the aggregate amount of all previous contributions: $

Are you eligible to vote in the election in which the Recipient is a candidate?    Yes    No

All political contributions and payments must comply with applicable federal, state and local laws, rules and regulations. No pre-clearance or approval of any political contribution or payment referenced above constitutes confirmation that you or any other person or entity is in compliance with any campaign finance or other applicable laws, rules or regulations, and you are urged to consult such advisors or counsel as appropriate regarding such matters.

Signature    Date

Core Alternative Capital, LLC

INITIAL REPORTING FORM POLITICAL CONTRIBUTIONS
Name:

Please list all political contributions you have made during the last two years.

Date of Contribution	Candidate/Party	Election	Jurisdiction (federal, state, local, foreign)	Amount	Were you Eligible to Vote for Recipient?

Please attach additional sheets if necessary.

As an employee, all political contributions need to be pre-cleared by the CCO. All political contributions and payments must comply with applicable federal, state, and local laws, rules, and regulations. No pre-clearance or approval of any political contribution or payment will constitute confirmation that you or any other person or entity is in compliance with any campaign finance or other applicable laws, rules or regulations, and you are urged to consult such advisors or counsel as appropriate regarding such matters.

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Core Alternative Capital, LLC

REQUEST FOR APPROVAL OF OUTSIDE BUSINESS ACTIVITIES

Name and address of organization
Organization’s primary business purpose
Is the organization a publicly traded firm?
If yes, list the stock symbol:
Describe your anticipated role with the organization:
Describe any compensation you will receive:
Describe any known relationships between and the organization in question, or any conflict(s) of interest you perceive regarding the outside business activity:
List any employees you know to be officers or directors of the organization:

If approval is granted, I agree to:

•	Notify the CCO of any change in the above information;

•	Seek approval to retain my position if a private organization offers securities to the public or if a not-for-profit organization ceases to maintain its not-for-profit status;

•	Adhere to the insider trading policies and procedures, and not transfer any nonpublic information between perimeter or concourse and the organization; and

•	Avoid involvement in any arrangement between perimeter or concourse and the entity, and recuse myself of voting on such matters.

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Approval Granted by / Denied:

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